UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2007
SCHERING—PLOUGH CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New Jersey	1-6571	22-1918501
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification Number)

2000 Galloping Hill Road
Kenilworth, NJ 07033
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (908) 298-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-3.2: AMENDED AND RESTATED BY-LAWS

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On June 26, 2007, the Board of Directors of Schering-Plough Corporation, upon the recommendation of its Nominating and Corporate Governance Committee, adopted Amended and Restated By-laws of the Company, effective June 26, 2007. The purpose of the amendments, which do not require shareholder approval, was to adopt the following resignation policy for Directors who receive a majority of votes withheld:
Majority Vote Resignation Policy for Directors. Director nominees who receive votes to withhold, at a meeting in which a quorum is present, by the holders of at least a majority of the votes cast for the election of directors, shall promptly offer his or her written resignation to the Nominating and Corporate Governance Committee following certification of the shareholder vote.
The Nominating and Corporate Governance Committee, excluding the nominee in question, will recommend that the Board accept the resignation absent a compelling reason for the director to remain on the Board. In determining whether there is a compelling reason for the director to remain on the Board, the Nominating and Corporate Governance Committee will consider all factors deemed relevant such as the stated reasons why shareholders “withheld” votes for election from such director (and whether the issue has been cured), the qualifications of the director whose resignation has been tendered, compliance with exchange listing standards for board composition regarding independence and financial expertise qualifications, and these By-Laws.
The Board will act on the Nominating and Corporate Governance Committee’s recommendation on the earlier of thirty days or its next regularly scheduled Board meeting. The Board’s explanation of its decision shall be promptly disclosed on Form 8-K filed with the Securities and Exchange Commission.
The Amended and Restated By-laws are attached hereto as Exhibit 3.2.
Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT NO.	DESCRIPTIONS
3.2	Amended and Restated By-laws, effective June 26, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Schering-Plough Corporation
By: /s/ Susan Ellen Wolf
Susan Ellen Wolf
Corporate Secretary
Vice-President — Corporate Governance and
Associate General Counsel
Date: June 27, 2007